Exhibit 99.1

47 Benton Road Belmont MA 02478 October 12, 2006

Robert E. Patricelli

Chairman of the Board

Curagen

322 East Main Street

Branford CT 06450

Dear Bob,

As we have discussed, I need to sever my corporate connections in order to reenter public service, so I am submitting my resignation from the Curagen board, effective immediately.

I wish you and Curagen the very best of luck in the coming years.

Sincerely,

Michael J. Astrue